UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of report: February 17, 2004
                        (Date of earliest event reported)



                             TRIARC COMPANIES, INC.
             (Exact name of registrant as specified in its charter)



                           DELAWARE 1-2207 38-0471180
                  (State or other (Commission (I.R.S. Employer
                  jurisdiction of File No.) Identification No.)
                                incorporation of
                                  organization)


                       280 Park Avenue, New York, NY 10017
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (212) 451-3000


Item 9.  Regulation FD Disclosure

     The information in this Report is being furnished, not filed, pursuant to Regulation FD. The information in this Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission that the information in this Report is material, or that investors should consider this information before making an investment decision with respect to any security of Triarc Companies, Inc. or Arby's, Inc.

     Pursuant to the requirements of a servicing agreement relating to the 7.44% fixed rate insured notes due 2020 issued by Arby's Franchise Trust (a copy of which is filed as Exhibit 10.20 to our Annual Report on Form 10-K for the fiscal year ended December 29, 2002), our subsidiary Arby's, Inc. (the parent of Arby's Franchise Trust) prepares a report containing certain unaudited financial and operating information, which is delivered to certain parties, including the noteholders, certain nationally recognized rating agencies and the indenture trustee and the insurer for the notes. The information within the report is subject to finalization including the effect of any audit adjustments. Such report reflects Arby's U.S. and Canadian operations for periods that may not be consistent with our fiscal fourth quarter. Such report was prepared in accordance with the reporting requirements of the servicing agreement, and not in accordance with generally accepted accounting principles. Accordingly, pursuant to Regulation FD, Triarc is furnishing in this Report certain unaudited information reflected in the Arby's report that has not been previously publicly disclosed, as follows:

o During the period October 1 to December 31, 2003 Arby's collected franchise royalties of approximately $23.7 million from U.S. and Canadian Arby's(R) franchisees. Such cash collections do not include accrued but unpaid amounts and may include amounts that have previously been accrued.

o During the period October 1 to December 31, 2003 Arby's gross collections (including royalties) from U.S. and Canadian franchisees were approximately $24.5 million. Such cash collections do not include accrued but unpaid amounts and may include amounts that have previously been accrued.

o During the period September 29 to December 28, 2003 Arby's servicing expenses were approximately $9.4 million.

o During the period October 1 to December 31, 2003 Arby's total United States and Canadian systemwide Arby's sales were approximately $701.5 million and the average royalty rate was approximately 3.46% during this period. Systemwide sales include sales as reported by all restaurants, whether operated by Triarc or by franchisees.

o During the period September 29 to December 28, 2003 there were 53 Arby's restaurants opened and 19 restaurants closed (generally, underperforming restaurants) in the United States and Canada. As of December 28, 2003, there were 3,303 Arby's restaurants in the United States and 130 restaurants in Canada.

o As of December 31, 2003, the average unit volume for the preceding twelve months for Arby's U.S. and Canadian restaurants was approximately $813,000. Average unit volume includes sales from all restaurants, including partial month units, new openings and closed units for the previous twelve months, rather than sales only from restaurants open a full twelve months or more.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                  TRIARC COMPANIES, INC.


                                  By:  ___________________________________
                                       Francis T. McCarron
                                       Senior Vice President and
                                       Chief Financial Officer

Dated: February 17, 2004